                              AMENDED AND RESTATED
                                     BYLAWS
                                       OF
                         MARQUEST MEDICAL PRODUCTS, INC.

        (Adopted by the Board of Directors effective November  17,  1994)


                                    ARTICLE I

                                  SHAREHOLDERS

     SECTION 1.1. ANNUAL MEETINGS. The annual meeting of the shareholders of the corporation shall be held each year for the purposes of electing directors and of transacting such other business as properly may be brought before the meeting.

     SECTION 1.2. SPECIAL MEETINGS. The corporation shall hold a special meeting of shareholders on call of the Board of Directors, the Chairman, the Chief Executive Officer or, upon delivery to the corporation's Secretary of a signed and dated written request setting out the purpose or purposes for the meeting, on call of the holders of twenty-five percent (25%) of the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting. Only business within the purpose or purposes described in the notice of special meeting required by Section 1.4 below may be conducted at a special meeting of the shareholders.

     SECTION 1.3. DATE, TIME AND PLACE OF MEETINGS. Annual meetings of the shareholders shall be held at such time and place, within or without the State of Colorado, as may be fixed by the Board of Directors. Special meetings of shareholders shall be held on such date and at such time and place, within or without the State of Colorado, as may be fixed from time to time by the Board of Directors. The date, time and place of all meetings shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. If no designation is made, the place of the meeting shall be the principal business office of the corporation.

     SECTION 1.4. NOTICE OF MEETINGS. The Secretary or an Assistant Secretary shall deliver, either personally or by first-class mail, a written notice of the place, date, and time of all meetings of the shareholders not less than ten (10) nor more than sixty (60) days before the meeting date to each shareholder of record entitled to vote at such meeting, except that if the number of authorized shares is to be increased by action taken at the meeting, at least thirty (30) days' notice shall be given. Written notice is effective when mailed, if mailed with first-class postage prepaid and correctly addressed to the shareholder's address shown in the corporation's current record of shareholders. In the case of a special meeting, the purpose


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or purposes for which the meeting is called shall be included in the notice of the special meeting. If an annual or special shareholders' meeting is adjourned to a different date, time, or place, notice of the new date, time, or place need not be given if the new date, time, or place is announced at the meeting before adjournment. However, if a new record date for the adjourned meeting is or must be fixed under Section 1.5 herein, notice of the adjourned meeting must be given to persons who are shareholders as of the new record date.

     SECTION 1.5. RECORD DATE. The Board of Directors, in order to determine the shareholders entitled to notice of or to vote at any meeting of the shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, shall fix in advance a record date, which record date shall not precede the date upon which the resolution fixing the record is adopted by the Board of Directors, that shall not be more than seventy (70) days before the meeting or action requiring a determination of shareholders. Only such shareholders as shall be shareholders of record on the date fixed shall be entitled to such notice of or to vote at such meeting or any adjournment thereof, or to receive payment of any such dividend or other distribution or allotment of any rights, or to exercise any such rights in respect of stock, or to take any such other lawful action, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid. The record date shall apply to any adjournment of the meeting except that the Board of Directors shall fix a new record date for the adjourned meeting if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.
Notwithstanding the foregoing, the record date for determining shareholders entitled to demand a special meeting pursuant to Section 1.2 above, is the date of the earliest of any of the demands pursuant to which the meeting is called, or the date that is sixty (60) days before the date the first of such demands is received by the corporation, whichever is later.

     SECTION 1.6. SHAREHOLDERS' LIST FOR MEETING. After fixing a record date for a meeting, the corporation shall prepare or cause to be prepared an alphabetical list arranged by voting groups and, within each voting group, by class or series of shares, of the names of all shareholders who are entitled to notice of the shareholders' meeting showing the address of each and the number of shares registered in the name of each shareholder. The corporation shall make the shareholders' list available for inspection by any shareholder for a period beginning the earlier of ten (10) days prior to the meeting or two (2) business days after notice of the meeting is given and continuing through the meeting and any adjournment thereof, at the corporation's principal office or at a place within the city


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where the the meeting is being held, which place shall be specified in the notice of a meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder or his agent or attorney at any time during the meeting or any adjournment.

     SECTION 1.7. QUORUM. Subject to any express provision of law, the articles of incorporation or any other bylaw, a majority of the votes entitled to be cast by all shares voting together as a group shall constitute a quorum for the transaction of business at all meetings of the shareholders. Whenever a class of shares or series of shares is entitled to vote as a separate voting group on a matter, a majority of the votes entitled to be cast by each voting group so entitled shall constitute a quorum for purposes of action on any matter requiring such separate voting. Once a share is represented, either in person or by proxy, for any purpose at a meeting other than solely to object to holding a meeting or transacting business at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is set for the adjourned meeting.

     SECTION 1.8. ADJOURNMENT OF MEETINGS. At an adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the adjourned meeting.

     SECTION 1.9. VOTE REQUIRED. When a quorum exists, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast within the voting group opposing the action, unless a greater number of affirmative votes is required by the articles of incorporation or an express provision of law. Unless otherwise provided in the articles of incorporation, in the election of directors the number of candidates equaling the number of directors to be elected, having the highest number of votes cast in favor of their election, are elected to the Board of Directors. Shareholders do not have the right to cumulate their votes unless the articles of incorporation so provide.

     SECTION 1.10. VOTING ENTITLEMENT OF SHARES. Unless otherwise provided in the articles of incorporation, each shareholder, at every meeting of the shareholders, shall be entitled to cast one vote, either in person or by written proxy, for each share outstanding in his or her name on the books of the corporation as of the record date. Each fractional share is entitled to a corresponding fractional vote. A shareholder may vote his shares in person or by proxy. An appointment of proxy


                                       -3-

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is effective when received by the Secretary of the corporation or other officer or agent authorized to tabulate votes and is valid for eleven (11) months unless a longer period is expressly provided in the appointment of proxy form. An appointment of proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.

     SECTION 1.11. NOTICE OF ACTION; NOMINATION OF DIRECTOR CANDIDATES . At any meeting of the shareholders, only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the Board of Directors or (ii) by any shareholder of the corporation who complies with the notice procedures set forth in this Section 1.11; provided, in each case, that such business proposed to be conducted is, under the law, an appropriate subject for shareholder action. For such business to be properly brought before a meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, in the case of an annual meeting of shareholders, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation, in accordance with Securities and Exchange Commission Rule 14a8(a)(3)(i), not less than 120 calendar days prior to the date of the corporation's proxy statement released to the shareholders in connection with the previous year's annual meeting of shareholders, except if no annual meeting of shareholders was held in the previous year or if the date of the annual meeting of shareholders has been changed by more than 30 calendar days from the date contemplated at the time of the previous year's proxy statement, the notice shall be received at the principal offices of the corporation not less than 150 calendar days prior to the date of the annual meeting. In the case of special meetings of shareholders, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation in accordance with Securities and Exchange Commission Rule 14a-8(a)(3)(i), not less than 120 calendar days prior to the date of the special meeting. A shareholder's notice to the Secretary shall set forth as to each matter such shareholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting the business at the meeting; (ii) the name and address, as they appear on the corporation's books, of the shareholder proposing such business; (iii) the class and number of shares that are beneficially owned by such shareholder; (iv) the dates upon which the shareholder acquired such shares; (v) documentary support for any claim of beneficial ownership; (vi) any material interest of such shareholder in such business; and (vii) a statement in support of the,matter and any other information required by said Rule 14a-8. Notwithstanding, the foregoing, nomination of candidates for election to the Board of Directors may only be made by or at the direction of the Board of Directors and the name and address of each candidate shall be submitted to the Secretary of the Corporation not less than 120


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calendar days prior to the date of the annual or special meeting at which
directors are to be elected.   The chairman of the shareholders meeting may, if
the facts warrant, determine and declare to the meeting that such business or nomination was not properly brought before the meeting in accordance with the provisions of this Section 1.11, and, if he should so determine, he shall so declare to the meeting, and any such business so determined to be not properly brought before the meeting shall not be transacted, or in the case of persons so nominated, not be eligible for election.


                                   ARTICLE II

                               BOARD OF DIRECTORS

     SECTION 2.1. GENERAL POWERS. Subject to the articles of incorporation, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation managed under the direction of, the Board of Directors.

     SECTION 2.2. NUMBER AND TENURE. The Board of Directors shall consist of at least one (1) member and not more than seven (7) members, the exact number of directors to be fixed from time to time by resolution of the shareholders or Board of Directors of the corporation. No decrease in the number of directors, through amendment of the articles of incorporation or of the bylaws or otherwise, shall have the effect of shortening the term of any incumbent director. Directors shall be elected at the annual meeting of shareholders and their terms shall expire at the next annual shareholders' meeting; provided, however, that despite the expiration of a director's term he or she shall continue to serve until a successor is elected and qualified or until there is a decrease in the number of directors.

     SECTION 2.3. QUALIFICATIONS OF DIRECTORS. Directors shall be natural persons who have attained the age of 18 years but need not be residents of the State of Colorado or shareholders of the corporation.

     SECTION 2.4. VACANCY ON THE BOARD. Unless the articles of incorporation provide otherwise, if a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of directors, the vacancy may be filled by the shareholders, Board of Directors, or, if the directors remaining in office constitute fewer than a quorum of the board, by the affirmative vote of a majority of all directors remaining in office. If the vacant office was held by a director elected by a voting group of shareholders, only the holders of shares of that voting group or the remaining directors elected by that voting group are entitled to vote to fill the vacancy.


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     SECTION 2.5. COMMITTEES.  The Board of Directors may, by resolution passed by a majority of the whole board, designate from among its members one or more committees, the duties of which shall be defined by resolution of the Board of Directors. Each committee shall consist of one or more directors. Any such committee, to the extent specified by the Board of Directors, articles of incorporation or bylaws, shall have and may exercise all of the authority of the Board of Directors in the management of the business affairs of the corporation, but no such committee shall have the power or authority to authorize distributions; approve or propose to shareholders action that is required to be approved by shareholders; fill vacancies on the Board of Directors or on any of its committees; amend the corporation's articles of incorporation; adopt, amend or repeal the corporation's bylaws; approve a plan of merger; authorize or approve the reacquisition of shares, except according to a formula or method prescribed by the Board of Directors; or authorize or approve the issuance or sale of shares, or a contract for the sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares unless authorized to do so within limits specifically prescribed by the Board of Directors.

     SECTION 2.6. MEETINGS. The Board of Directors shall meet annually, without notice, immediately following and at the same place as the annual meeting of shareholders. Regular meetings of the Board of Directors or any committee may be held between annual meetings without notice at such time and at such place, within or without the State of Colorado, as from time to time shall be determined by the board or committee, as the case may be. The Chairman of the board, if any, the President or a majority of the directors in office may call a special meeting of the directors at any time by giving each director two (2) days notice. Such notice may be given orally or in writing. If given in writing, it is effective when received or five days after its deposit in the mail if mailed with first-class postage pre-paid and correctly addressed. Neither the business to be transacted at, nor the purpose of, any regular or special meeting need be specified in the notice or any waiver of notice.

     SECTION 2.7. QUORUM AND VOTING. At all meetings of the Board of Directors or any committee thereof, a majority of the number of directors prescribed, or if no number is prescribed, the number in office immediately before the meeting begins, shall constitute a quorum for the transaction of business. The affirmative vote of a majority of the directors present at any meeting at which there is a quorum at the time of such act shall be the act of the board or of the committee, except as might be otherwise specifically provided by law or by the articles of incorporation or bylaws.

     SECTION 2.8. ACTION WITHOUT MEETING. Unless the articles of incorporation or bylaws provide otherwise, any action required or permitted to be taken at any meeting of the Board of Directors


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or any committee thereof may be taken without a meeting if the action is taken by all members of the board or committee, as the case may be. The action must be evidenced by one or more written consents describing the action taken, signed by each director, and filed with the minutes of the proceedings of the board or committee or filed with the corporate records.

     SECTION 2.9. REMOTE PARTICIPATION IN A MEETING. Unless otherwise restricted by the articles of incorporation or the bylaws, any meeting of the Board of Directors may be conducted by the use of any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

     SECTION 2.10. COMPENSATION OF DIRECTORS. The Board of Directors may fix the compensation of the directors for their services as directors. No provision of these bylaws shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

     SECTION 2.11. RESIGNATION OF DIRECTORS. Any director may resign at any time upon written notice to the corporation.

     SECTION 2.12. REMOVAL OF DIRECTORS BY SHAREHOLDERS. Subject to the requirements of the Colorado Business Corporation Act Section 7-108-108 for the removal of directors elected by cumulative voting or voting group, any one or more directors may be removed from office, with or without cause, at any meeting of shareholders with respect to which notice of such purpose has been given. A removed director's successor may be elected at the same meeting or time to serve the unexpired term.


                                   ARTICLE III

                                     NOTICES

     SECTION 3.1. NOTICE. Whenever, under the provisions of the articles of incorporation or of these bylaws or by law, notice is required to be given to any director or shareholder, it shall not be construed to require personal notice, but such notice may be given in writing, by mail, or by telegram, telex or facsimile transmission and such notice shall be deemed to be effective when received, or when delivered, properly addressed, to the addressee's last known principal place of business or residence, or five days after the same shall be deposited in the United States mail if mailed with first-class postage prepaid and correctly addressed or on the date shown on the return receipt, if sent by registered or certified mail, and the receipt is signed by or on behalf of the addressee. Notice to any director or shareholder may also be oral if oral notice is reasonable under the circumstances. If these forms of personal notice are impractical, notice may be communicated by a newspaper of general


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circulation in the area where published, or by radio, television, or other form of public broadcast communication.

     SECTION 3.2. WAIVER OF NOTICE. Whenever any notice is required to be given under provisions of the articles of incorporation or of these bylaws or by law, a waiver thereof, signed by the person entitled to notice and delivered to the corporation for inclusion in the minutes or filing with the corporate records, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting and of all objections to the place or time of the meeting or the manner in which it has been called or convened, except when the person attends a meeting for the express purpose of stating, at the beginning of the meeting, any such objection and, in the case of a director, does not thereafter vote for or assent to action taken at the meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of the shareholders, directors or a committee of directors need be specified in any written waiver of notice unless so required by the articles of incorporation or the bylaws.


                                   ARTICLE IV

                                    OFFICERS

     SECTION 4.1. APPOINTMENT. The Board of Directors at each annual meeting of directors shall elect such officers as it shall deem necessary who shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. Any number of offices may be held by the same person unless the articles of incorporation or these bylaws otherwise provide.

     SECTION 4.2. RESIGNATION AND REMOVAL OF OFFICERS. An officer may resign at any time by delivering notice to the corporation and such resignation is effective when the notice is delivered unless the notice specifies a later effective date. The Board of Directors, may remove any officer at any time with or without cause.

     SECTION 4.3. VACANCIES. Any vacancy in office resulting from any cause may be filled by the Board of Directors.

     SECTION 4.4. POWERS AND DUTIES. Each officer has the authority and shall perform the duties set forth below or, to the extent consistent with these bylaws, the duties prescribed by the Board of Directors or by direction of an officer authorized by the Board of Directors to prescribe the duties of other officers.

(a) CHAIRMAN. The Chairman shall be chosen from among the directors. The Chairman shall preside at all meetings of the shareholders, the Board of Directors and the executive


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     committee.  Except where by law the signature of the President is required, the Chairman shall have the same powers as the President to sign all authorized certificates, contracts, bonds, deeds, mortgages and other instruments. The Chairman shall have the usual powers and duties incident to the position of chairman of the board of directors of a corporation and such other powers and duties as from time to time may be assigned by the board of directors.

     (b) VICE CHAIRMAN. The Vice Chairman shall exercise such powers as shall from time to time be designated by the Chairman and, in the absence or disability of the Chairman, the Vice Chairman shall perform the duties and exercise the powers of Chairman.

     (c) CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall be designated by the Board of Directors and shall be chosen from among the Chairman, Vice Chairman and President. The Chief Executive Officer shall exercise such powers as are customary for the Chief Executive Officer and as shall be designated from time to time by the Board of Directors.

     (d) CHIEF OPERATING OFFICER. The Chief Operating Officer shall be designated by the Board of Directors and shall be chosen from among the Chairman, Vice Chairman and President. The Chief Operating Officer shall exercise such powers as are customary for the Chief Operating Officer and as shall be designated from time to time by the Board of Directors.

     (e) PRESIDENT. The President shall be responsible for the administration of the operations of the corporation. He or she also shall have such powers and perform such duties as are specifically imposed by law and as may be assigned by the Chairman or the Board of Directors.

     (f) VICE PRESIDENTS. The Vice Presidents, if any, shall perform such duties as vice presidents customarily perform and shall perform such other duties and shall exercise such other powers as the President or the Board of Directors may from time to time designate. The Vice President, in the absence or disability or at the direction of the President, shall perform the duties and exercise the powers of the President. If the corporation has more than one Vice President, the one designated by the Board of Directors shall act in lieu of the President, or, in the absence of any such designation, then the Vice President first elected shall act in lieu of the President.

     (g) SECRETARY. The Secretary shall attend all meetings of the shareholders and all meetings of the Board of Directors and shall record all votes and minutes of all proceedings in books to be kept for that purpose, and shall perform like duties for the standing committees when required. He or she


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     shall have custody of the corporate seal of the corporation, shall have the authority to affix the same to any instrument the execution of which on behalf of the corporation under its seal is duly authorized and shall attest to the same by his signature whenever required. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest to the same by his signature. The Secretary shall give, or cause to be given, any notice required to be given of any meetings of the shareholders, the Board of Directors and of the standing committees when required. The Secretary shall cause to be kept such books and records as the Board of Directors, the Chairman the President may require and shall cause to be prepared, recorded, transferred, issued, sealed and cancelled certificates of stock as required by the transactions of the corporation and its shareholders. The Secretary shall attend to such correspondence and shall perform such other duties as may be incident to the office of a Secretary of a corporation or as may be assigned to him or her by the Board of Directors, the Chairman or the President.

     (h) TREASURER. Unless otherwise provided by the Board of Directors, any officer designated as Treasurer shall be charged with the management of financial affairs of the corporation. He or she shall perform such duties as treasurers usually perform and shall perform such other duties and shall exercise such other powers as the Board of Directors, the Chairman or the President may from time to time designate and shall render to the Chairman, the President and to the Board of Directors, whenever requested, an account of the financial condition of the corporation.

     (i) ASSISTANT VICE PRESIDENT, ASSISTANT SECRETARY AND ASSISTANT TREASURER. Any one or more persons designated as Assistant Vice President, Assistant Secretary and Assistant Treasurer, in the absence or disability of any Vice President, the Secretary or the Treasurer, respectively, shall perform the duties and exercise the powers of those offices, and, in general, they shall perform such other duties as shall be assigned to them by the Board of Directors. Specifically the Assistant Secretary may affix the corporate seal to all necessary documents and attest the signature of any officer of the corporation.

     SECTION 4.5. DELEGATION OF AUTHORITY. In case of the absence of any officer of the corporation or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may delegate, for the time being, any or all of the powers or duties of such officer to any other officer, assistant officer or to any director.


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                                    ARTICLE V

                                  CAPITAL STOCK

     SECTION 5.1. SHARE CERTIFICATES. Unless the articles of incorporation or these bylaws provide otherwise, the Board of Directors may authorize the issuance of some or all of the shares of any or all of its classes or series with or without certificates. Unless the Colorado Business Corporation Act provides otherwise, there shall be no differences in the rights and obligations of shareholders based on whether or not their shares are represented by certificates.

     In the event that the Board of Directors authorizes shares with certificates, each certificate representing shares of stock of the corporation shall be in such form as shall be approved by the Board of Directors and shall set forth upon the face thereof the name of the corporation and that it is organized under the laws of the State of Colorado, the name of the person to whom the certificate is issued, and the number and class of shares and the designation of the series, if any, the certificate represents. The Board of Directors may designate any one or more officers to sign each share certificate, either manually or by facsimile. In the absence of such designation, each share certificate must be signed by the President or a Vice President and the Secretary or an Assistant Secretary. If the person who signed a share certificate, either manually or in facsimile, no longer holds office when the certificate is issued, the certificate is nevertheless valid. If the corporation is authorized to issue different classes of shares or different series within a class, the certificate shall contain a summary, on the front and back, of the designations, preferences, limitations and rights determined for each series and the authority of the Board of Directors to determine variations for future classes or series. Alternatively, each certificate may state conspicuously on its front or back that the corporation may furnish to the shareholder this information on request in writing and without charge.

     SECTION 5.2. RECORD OF SHAREHOLDERS. The corporation or an agent designated by the Board of Directors shall maintain a record of the corporation's shareholders in a form that permits preparation of a list of names and addresses of all shareholders, in alphabetical order by class or shares showing the number and class of shares held by each shareholder.

     SECTION 5.3. LOST CERTIFICATES. In the event that a share certificate is lost, stolen or destroyed, the Board of Directors may direct that a new certificate be issued in place of such certificate. When authorizing the issue of a new certificate, the Board of Directors may require the owner of the lost, stolen or destroyed certificate to give the corporation a bond in such sum as the board may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.


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                                   ARTICLE VI

                          INDEMNIFICATION AND INSURANCE

     SECTION 6.01 RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact he or she, or a person of whom he or she is a legal representative, is or was a director, or while a director, serves or served at the corporation's request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Colorado Business Corporation Act, as the same exists or may hereafter be amended (but in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than the Colorado Business Corporation Act permitted the corporation to provide prior to such amendment), against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such director in connection with any such proceeding. Such indemnification shall continue as to a director who has ceased to be a director and shall inure to the benefit of the director's heirs, executors and administrators. Except with respect to proceedings to enforce rights to indemnification by a director, the corporation shall indemnify any such director in connection with a proceeding (or part thereof) initiated by such director only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation. The right to indemnification conferred in this Article shall be a contract right.

     SECTION 6.02 ADVANCE OF EXPENSES. The corporation shall pay for or reimburse the actual and reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if the director furnishes the corporation: (i) a written affirmation of the director's good faith belief that the director's conduct met the standard of conduct described in Colorado Business Corporation Act Section 7-108-401 or successor provisions; and (ii) a written undertaking, executed personally or on the director's behalf, to repay any advances if it is ultimately determined that the director is not entitled to indemnification for such expenses under this Article or otherwise. The undertaking must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to the director's financial ability to make repayment.


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

     SECTION 6.03. INDEMNIFICATION OF OFFICERS. EMPLOYEES AND AGENTS. The corporation may indemnify and advance expenses to officers to the same extent as directors, and may indemnify employees or agents who are not directors or officers to the extent permitted by the articles of incorporation, the bylaws, or by law.

     SECTION 6.04. INSURANCE. The corporation may purchase and maintain insurance, at its expense, on behalf of an individual who is or was a director, officer, employee, fiduciary or agent of the corporation or who, while a director, officer, employee, fiduciary or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by him or her in any such capacity or arising from his status as a director, officer, employee, fiduciary or agent, whether or not the corporation would have power to indemnify him or her against the same liability under this Article.

                                   ARTICLE VII

                               AMENDMENT OF BYLAWS

     SECTION 7.1. AMENDMENT OF BYLAWS. These bylaws may be amended or repealed and new bylaws may be adopted by the Board of Directors at any regular or special meeting of the Board of Directors unless the articles of incorporation or the Colorado Business Corporation Act reserve this power exclusively to the shareholders in whole or in part, or the shareholders, in amending or repealing the particular bylaw, provide expressly that the Board of Directors may not amend or repeal that bylaw.


                                  ARTICLE VIII

                                EMERGENCY BYLAWS

     SECTION 8.1. EMERGENCY BYLAWS. This Article shall be operative during any emergency resulting from some catastrophic event that prevents a quorum of the Board of Directors or any committee thereof from being readily assembled (an "emergency"), notwithstanding any different or conflicting provisions set forth elsewhere in these bylaws or in the articles of incorporation. To the extent not inconsistent with the provisions of this Article, the bylaws set forth elsewhere herein and the provisions of the articles of incorporation shall remain in effect during such emergency, and upon termination of such emergency, the provisions of this Article shall cease to be operative.



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

     SECTION 8.2. MEETINGS. During any emergency, a meeting of the Board of Directors or any committee thereof may be called by any director, or by the President, any Vice President, the Secretary or the Treasurer (the "Designated Officers") of the corporation. Notice of the time and place of the meeting shall be given by any available means of communication by the person calling the meeting to such of the directors and/or designated officers as may be feasible to reach. Such notice shall be given at such time in advance of the meeting as, in the judgement of the person calling the meeting, circumstances permit.

     SECTION 8.3 QUORUM. At any meeting of the Board of Directors or any committee thereof called in accordance with this Article, the presence or participation of two directors, one director and a designated officer, or two designated officers shall constitute a quorum for the transaction of business.

     SECTION 8.4 BYLAWS. At any meeting called in accordance with this Article, the Board of Directors or committee thereof, as the case may be, may modify, amend or add to the provisions of this Article so as to make any provision that may be practical or necessary for the circumstance of the emergency.

     SECTION 8.5. LIABILITY. No officer, director or employee acting in accordance with any emergency bylaws shall be liable except for willful misconduct.

     SECTION 8.6. REPEAL OR CHANGE. The provisions of this Article shall be subject to repeal or change by further action of the Board of Directors or by action of shareholders, but no such repeal or change shall modify the provisions of the immediately proceeding Section of this Article with regard to action taken prior to the time of such repeal or change.


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